UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2005
Vector Group Ltd.

(Exact name of registrant as specified in its charter)

Delaware	1-5759	65-0949535

(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 S.E. Second Street, Miami, Florida 33131
(Address of principal executive offices) (Zip Code)
(305) 579-8000

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K fling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On November 16, 2005, Mr. Lorber was awarded a restricted stock grant of 78,570 shares of the Company’s common stock pursuant to the Company’s Amended and Restated 1999 Long-Term Incentive Plan. In connection with the grant, the Company entered into a Restricted Share Award Agreement (the “Restricted Share Agreement”) with Mr. Lorber on that date. Pursuant to the Restricted Share Agreement, one-fourth of the shares vest on September 15, 2006, with an additional one-fourth vesting on each of the three succeeding one-year anniversaries of the first vesting date through September 15, 2009. In the event Mr. Lorber’s employment with the Company is terminated for any reason other than his death, his disability or a change of control (as defined in the Restricted Share Agreement) of the Company, any remaining balance of the shares not previously vested will be forfeited by Mr. Lorber.
     The summary of the foregoing transaction is qualified in its entirety by reference to the text of the Restricted Share Agreement, which is included as an exhibit hereto and incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities
     See Item 1.01, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Restricted Share Award Agreement, dated as of November 16, 2005, between Vector Group Ltd. and Howard M. Lorber.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
By:	/s/ Richard J. Lampen
Richard J. Lampen
Executive Vice President

Date: November 17, 2005

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